Exhibit 23.1

Onestop Assurance PAC Co. Registration No.: 201823302D 10 Anson Road #06-15 International Plaza Singapore, 079903 Email: audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of Davis Commodities Limited (the “Company”) of our report dated 15 May, 2024, with respect to the consolidated financial statements of the Company appearing in its Annual Report on Form 20-F of the Company for the year ended December 31, 2023.

OneStop Assurance PAC

/s/ OneStop Assurance PAC

Singapore

March 24, 2025